UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2008 (February 25, 2008)
ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California		94043

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors of Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Board of Directors of Alexza Pharmaceuticals, Inc. (“Alexza”) has appointed Michael J. Simms, age 46, as Alexza’s Senior Vice President, Operations and Manufacturing, effective February 25, 2008. From May 2007 to February 2008, Mr. Simms served as Senior Vice President, Manufacturing Operations at Nektar Therapeutics. Mr. Simms also served as Vice President, Manufacturing at Nektar Therapeutics from June 2004 to May 2007. From August 2002 to June 2004, Mr. Simms was an independent consultant working with early stage and small commercial stage companies. Mr. Simms served as Senior Vice President, Drug Delivery Technologies at Algorx Pharmaceuticals from March 2002 to August 2002 and as Vice President, Device Development and Manufacturing, and Senior Vice President at PowderJect Pharmaceuticals from June 1998 to March 2002. Mr. Simms holds a BS in Chemical Engineering from University of Missouri-Rolla and an MBA from Pepperdine University.
Pursuant to the terms of an offer letter, dated January 23, 2008, between Mr. Simms and Alexza (the “Offer Letter”), Mr. Simms will receive an annual base salary of $315,000. Mr. Simms will also receive a $50,000 signing bonus and will be eligible to receive an additional bonus of up to 45% of his annual base salary under the terms of Alexza’s 2008 Performance Bonus Program, if adopted, or in the event Alexza does not adopt a 2008 Performance Bonus Plan, a bonus equal to 35% of his annual base salary.
In addition, pursuant to the Offer Letter, Mr. Simms was granted a stock option to purchase 175,000 shares of Alexza’s common stock (the “Stock Option”) at an exercise price of $6.24, the closing price of Alexza’s common stock as listed on the NASDAQ Global Market on February 25, 2008. Twenty five percent of the shares subject to the Stock Option will vest upon the one-year anniversary of Mr. Simms’s employment start date and the remaining shares will vest in equal monthly installments over the next three years. The Stock Option was granted under Alexza’s 2005 Equity Incentive Plan (filed as Exhibit 10.4 to Alexza’s Registration Statement on Form S-1 No. 333-130644) pursuant to Alexza’s standard form of Option Grant Notice and standard form of Stock Option Agreement (filed as Exhibit 10.5 to Alexza’s Registration Statement on Form S-1 No. 333-130644). The Stock Option will terminate 10 years from the date of grant.
The Offer Letter also provides that Mr. Simms will be eligible to participate in Alexza’s Employee Stock Purchase Plan (filed as Exhibit 10.8 to Alexza’s Registration Statement on Form S-1 No. 333-130644).
The Offer Letter provides that Mr. Simms’ employment is at-will and may be terminated by Mr. Simms or Alexza at any time.
In connection with Mr. Simms’ commencement of employment, Mr. Simms and Alexza entered into (i) Alexza’s standard form of Employee Invention Assignment and Confidentiality Agreement, which imposes on Mr. Simms certain confidentiality and non-solicitation obligations, (ii) Alexza’s standard form of Indemnity Agreement (filed as Exhibit 10.2 to Alexza’s Registration Statement on Form S-1 No. 333-130644) and (iii) Alexza’s standard form of Change of Control Agreement (filed as Exhibit 10.3 to Alexza’s Registration Statement on Form S-1 No. 333-130644).
The foregoing description of the Offer Letter is a summary of the material terms of the Offer Letter and does not purport to be complete, and is qualified in its entirety by reference to the Offer Letter which will be filed as an exhibit to Alexza’s Annual Report on Form 10-K for the fiscal year ending December 31, 2007.

Item 8.01.	Other Events.
On February 27, 2008, Alexza issued a press release announcing the appointment of Mr. Simms as Senior Vice President, Operations and Manufacturing. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated February 27, 2008, entitled “Michael J. Simms Joins Alexza Pharmaceuticals as Senior Vice President, Operations and Manufacturing.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alexza Pharmaceuticals, Inc.
Date: February 28, 2008	By:	/s/ Thomas B. King
Thomas B. King,
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release, dated February 27, 2008, entitled “Michael J. Simms Joins Alexza Pharmaceuticals as Senior Vice President, Operations and Manufacturing.”